Exhibit 10.1

AMENDMENT NO. 4

AMENDMENT NO. 4 dated as of June 30, 2017 (this “Agreement”), among HMS Funding I LLC (the “Borrower”), HMS Income Fund, Inc., as Equityholder and as Servicer (the “Servicer”), the Lenders executing this Agreement on the signature pages hereto, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and as Collateral Custodian (the “Collateral Custodian”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Administrative Agent”).

The Borrower, the Servicer, the Lenders party thereto, the Collateral Agent, the Collateral Custodian and the Administrative Agent are parties to an Amended and Restated Loan Financing and Servicing Agreement dated as of May 18, 2015 (as amended, modified and supplemented and in effect from time to time, including by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, the “Credit Agreement”).

The parties hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Amended Definitions. The definition of Facility Amount is hereby amended in its entirety and placing in lieu thereof the following:

“Facility Amount” means (a) prior to the end of the Revolving Period, $400,000,000 (as increased from time to time pursuant to Section 2.8), unless this amount is permanently reduced pursuant to Section 2.5, in which event it means such lower amount and (b) after the end of the Revolving Period, the Advances outstanding.”

2.03. Commitments; Increase of Commitments. Annex B to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Exhibit 1. By executing and delivering this Agreement, each of the parties hereto agrees that Deutsche Bank AG, New York Branch (the “Increasing Lender”) shall increase its Class A-1 Commitment under the Credit Agreement by $15,000,000 (to an aggregate of $170,000,000), as set forth opposite its name on Exhibit A hereto. Upon the effectiveness of this Agreement, the Borrower shall be deemed to have requested Advances (in such amounts as specified in a separate notice of reallocation to the Borrower and the Lenders dated the date hereof (the “Reallocation Notice”)) solely from the Increasing Lender and the proceeds of such Advances shall be funded by the

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Increasing Lender to the Collateral Agent and immediately applied by the Collateral Agent solely to repay the principal amount of Advances of the existing Lenders (if applicable) in accordance with the Reallocation Notice such that the outstanding Advances of each Lender (new and existing) relative to the total outstanding Advances is equal to such Lender’s Commitment as a percentage of the aggregate Commitments of all Lenders (after giving effect to the increase in the aggregate Commitments effected hereby). An Advance Request need not be given to effect the borrowing and paydown (if applicable) set forth in this Section 2.03.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, that (a) the representations and warranties set forth in Article IX of the Credit Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to “this Agreement” included reference to this Agreement (it being agreed that, subject to the applicable cure periods in the Credit Agreement, it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)    Execution. The Administrative Agent shall have received counterparts of this Agreement executed by each of the parties whose signature is required for the effectiveness thereto.

(b)    Legal Fees. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due under the Transaction Documents, including all reasonable and documented out-of-pocket fees, charges and disbursements of the Administrative Agent and the Collateral Agent (and their counsel) incurred in connection with this Agreement.

(c)    No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2014 and no litigation shall have commenced which, if successful, could have a Material Adverse Effect.

(d)    Other. Such other approvals, documents, opinions, certificates and reports as the Administrative Agent may reasonably request.

Section 5. Confirmation of Collateral. The Borrower (a) confirms its obligations under each of the Transaction Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledge of the Collateral set forth in the Credit Agreement and (c) confirms that its obligations under the Credit Agreement as amended hereby constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall

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Exhibit 10.1

continue to be entitled to the benefits of the grant of security interests set forth in the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

Section 7. Authorization. The Administrative Agent hereby authorizes, directs and consents to the execution of this Agreement by the Collateral Agent and the Collateral Custodian.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HMS FUNDING I LLC
By: HMS Income Fund, Inc., its designated manager

By: /s/ David Covington
Name: David Covington
Title: Chief Accounting Officer and Treasurer

HMS INCOME FUND, INC.

By: /s/ David Covington
Name: David Covington
Title: Chief Accounting Officer and Treasurer

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Exhibit 10.1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and Lender

By:/s/ Amit Patel
Name: Amit Patel
Title: Director

By:/s/ Steven Flowers
Name: Steven Flowers
Title: Vice President

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BANK OF AMERICA N.A.,
as Lender

By:/s/ Allen D. Shifflet
Name: Allen D. Shifflet
Title: Managing Director

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ING CAPITAL LLC,
as Lender

By:/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

By:/s/ Dina T. Kook
Name: Dina T. Kook, CFA
Title: Vice President

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STATE STREET BANK AND TRUST COMPANY,
as Lender

By:/s/ Janet B. Nolin
Name: Janet B. Nolin
Title: Vice President

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RGA REINSURANCE COMPANY,
as Lender

By:/s/ Christopher Quallen
Name: Christopher Quallen
Title: V.P. - Portfolio Management

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U.S. BANK NATIONAL ASSOCIATION, as
Collateral Agent and Collateral Custodian

By:/s/ Tran T. Hong
Name: Tran T. Hong
Title: Vice President

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Exhibit 10.1

Exhibit 1

Lender	Class A-1 Commitment	Class A-2 Commitment
Deutsche Bank AG, New York Branch	$170,000,000	$0
Bank of America, N.A.	$145,000,000	$0
ING Capital LLC	$35,000,000	$0
State Street Bank and Trust Company	$25,000,000	$0
RGA Reinsurance Company	$0	$25,000,000
Total	$375,000,000	$25,000,000

4832-7064-8906, v. 3

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